Exhibit 10.3

environmental compliance and
indemnity agreement

This Environmental Compliance and Indemnity Agreement (hereinafter, the “Environmental Indemnity Agreement” or “Agreement”) is given pursuant to the terms and conditions of a certain Loan Agreement, dated as of August 22, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity as Administrative Agent, the “Agent”). Capitalized terms used herein and not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.

As used herein:

(A) The term “Environmental Legal Requirements” shall mean all applicable present or future federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, or any judicial or administrative interpretations thereof, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, applicable to the regulation or protection of the environment and all other environmental matters and shall include, but not be limited to, all orders, decrees, judgments and rulings imposed through any public or private enforcement proceedings, relating to Hazardous Materials or the existence, use, discharge, release, containment, transportation, generation, storage, management or disposal thereof, or otherwise regulating or providing for the protection of the environment applicable to the Property and relating to Hazardous Materials, or to the existence, use, discharge, release or disposal thereof. Environmental Legal Requirements presently include, but are not limited to, the following laws: Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), the Pollution Prevention Act (42 U.S.C. §13101 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §136 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Federal Clean Water Act (33 U.S.C. §1251 et seq.), the Federal Clean Air Act (42 U.S.C. §7401 et seq.), and the applicable environmental laws and regulations of the State in which the applicable Property is located.

(B) The term “Hazardous Materials” shall mean asbestos, mold, flammable materials, explosives, radioactive or nuclear substances, polychlorinated biphenyls, other carcinogens, oil and other petroleum products, radon gas, urea formaldehyde, chemicals, gases, solvents, pollutants, contaminants, and any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any present or future federal, state or local laws, by-laws, rules, regulations, codes or ordinances or any judicial or administrative interpretation thereof, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Legal Requirements.

(C) The term “Property” shall mean the land owned by each Subsidiary Guarantor and identified on Schedule 1 attached hereto.

(D) The term “Surrounding Property” shall mean any property located within one hundred (100) feet of the perimeter of each Property.

(E) The term “Guarantor” shall mean, jointly and severally, Cedar Realty Trust, Inc., a Maryland corporation, Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, and each Subsidiary Guarantor listed on Schedule 2 attached hereto.

(F) The term “Indemnitors” shall mean Borrower and Guarantor.

(G) The term “Indemnified Party” shall mean: (i) Agent and each of the Lenders; (ii) any subsequent holder of the Loan and any present or future owner of a participation interest therein; (iii) any party or entity formed by or under common control with Agent or any Lender or any affiliate thereof to acquire title to the Property from any holder of any portion of the Obligations whether by right of foreclosure or by deed in lieu thereof; and (iv) as to each of the foregoing, their respective affiliate, parent and subsidiary corporations, and, as applicable, the respective officers, directors, stockholders, agents and employees of any one or more of them, and any person, firm or entity which Controls, is Controlled by, or is under common Control with, any Agent or Lender.

(H) The term “Environmental Enforcement Action” shall mean all actions, orders, requirements or liens instituted, threatened in writing, required, completed, imposed or placed by any governmental authority and all claims made or threatened in writing by any other person against or with respect to the Property, or any present or past owner or occupant thereof, arising out of or in connection with any of the Environmental Legal Requirements, any environmental condition, or the assessment, monitoring, clean-up, containment, remediation or removal of, or damages caused or alleged to be caused by, any Hazardous Materials (i) located on or under the Property, or (ii) emanating from the Property.

(I) The terms “generated,” “stored,” “transported,” “utilized,” “disposed,” “managed,” “released” and “threat of release,” and all conjugates thereof, shall have the meanings and definitions set forth in the Environmental Legal Requirements.

(J) The term “Environmental Reports” shall mean those written reports with respect to environmental matters affecting the Property furnished to the Agent prior to the execution of this Agreement.

FOR VALUE RECEIVED, and to induce Agent and the Lenders to grant the Loan and extend credit to the Borrower as provided for in the Loan Agreement and the other Loan Documents, Indemnitors hereby unconditionally agree as follows:

1. Compliance with Environmental Legal Requirements.

1.1 Compliance. Until the full satisfaction of the Obligations, and full satisfaction of the Guaranteed Obligations (as defined in the Guaranty executed by the Guarantor), as applicable, the Indemnitors hereby guaranty that the Indemnitors shall comply in all materials respects with all Environmental Legal Requirements applicable to the Property, and that the Indemnitors shall take all remedial action necessary to avoid any liability of the Indemnitors or any Indemnified Party, and to avoid the imposition of, or to discharge (by payment, bonding, or otherwise), any liens on the Property, as a result of any failure to comply with Environmental Legal Requirements applicable to the Property.

1.2 Prohibitions. Without limitation upon the generality of foregoing, Indemnitors and each of them agree that they:

(a) shall not release, and shall use commercially reasonable efforts not to permit any other Person to release, any Hazardous Materials on the Property;

(b) shall not generate, and shall use commercially reasonable efforts not to permit any other Person to generate, any Hazardous Materials on the Property;

(c) except in compliance with all Environmental Legal Requirements, (i) shall not store or utilize and Hazardous Materials on the Property, and (ii) shall use commercially reasonable efforts not to permit any other Person to permit any Hazardous Materials to be stored or utilized on the Property;

(d) shall not dispose of, and shall use commercially reasonable efforts not to permit any other Person to dispose of, any Hazardous Materials on the Property;

(e) shall not fail to operate, maintain, repair and use the Property in accordance with all Environmental Legal Requirements; or

(f) shall use commercially reasonable efforts not to allow, permit or suffer any other person or entity to operate, maintain, repair and use the Property except in accordance with Environmental Legal Requirements.

2. Notice of Conditions. Except for any condition described in any Environmental Report, Indemnitors shall provide Agent with prompt written notice, but in no event later than ten (10) Business Days after obtaining any actual knowledge or actual notice thereof, of any of the following conditions: (i) the presence, or any release or threat of release, of any Hazardous Materials on, under or from the Property, whether or not caused by any of the Indemnitors; (ii) any Environmental Enforcement Action instituted or threatened in writing with respect to the Property; or (iii) any condition or occurrence on the Property that constitutes a violation of any of the Environmental Legal Requirements with respect to the Property.

3. Indemnitors’ Agreement to Take Remedial Actions.

3.1 Remedial Actions. Upon any of the Indemnitors becoming aware of the violation of any Environmental Legal Requirement related to the Property, or the presence, or any release, of any Hazardous Materials on, under, or from the Property, whether or not caused by any of the Indemnitors, Indemnitors shall, subject to the rights to contest set forth in Section 6, promptly take all actions to cure or eliminate any such violation of any such Environmental Legal Requirement and, where required by any such Environmental Legal Requirement, to arrange for the assessment, monitoring, clean-up, containment, removal, remediation, or restoration of the Property.

3.2 Intentionally Omitted.

3.3 Environmental Assessments. Agent shall have the right to require the Indemnitors, at their own cost and expense, to obtain a professional environmental assessment of the affected Property in accordance with Agent’s then standard environmental assessment requirements and sufficient in scope to comply with the requirements of Section 4 upon the occurrence of any one or more of the following events: (i) an Event of Default, or (ii) upon receipt of any notice of any of the conditions specified in Section 2 of this Agreement.

4. Agent’s Rights to Inspect the Property and Take Remedial Actions.

4.1 Agent’s Rights. So long as any of the Loan Documents shall remain in force and effect, Agent shall have the right, but not the obligation, through such representatives or independent contractors as it may designate, to enter upon the Property, at reasonable times and upon reasonable notice to the Indemnitors and subject to the rights of any tenants at the Property, and to expend funds to:

(a) Assessments. Cause one (1) or more environmental assessments of the Property to be undertaken, if Agent reasonably determines in good faith that any of the conditions set forth in Section 2 exists. Such environmental assessments may include, without limitation, (A) detailed visual inspections of the Property, including without limitation all storage areas, storage tanks, drains, drywells and leaching areas; (B) if determined to be reasonably necessary by Agent’s qualified environmental consultant, the taking of soils and surface and sub-surface water samples; (C) if determined to be reasonably necessary by Agent’s qualified environmental consultant, the performance of soils and ground water analysis; and (D) the performance of such other investigations or analysis as are reasonably necessary and consistent with sound professional environmental engineering practice in order for Agent to obtain a complete assessment of the compliance of the applicable Property and the use thereof with all Environmental Legal Requirements and to make a determination as to whether or not any of the conditions set forth in Section 2 exists;

(b) Cure. Upon the occurrence and during the continuance of any Event of Default, cure any breach of the representations, warranties, covenants and conditions made by or imposed upon Indemnitors under this Agreement, including without limitation any violation by any of Indemnitors, or by the Property, or by any other occupant, prior occupant or prior owner thereof, of any of the Environmental Legal Requirements applicable to the Property;

(c) Prevention and Precaution. Upon the occurrence and during the continuance of any Event of Default, to the extent required by applicable Environmental Legal Requirements or to avoid any Material Adverse Effect, take all actions as are necessary to (i) prevent the migration of Hazardous Materials on, under, or from the Property to any other property; (ii) clean-up, contain, remediate or remove any Hazardous Materials on, under, or from any other property which Hazardous Materials originated on, under, or from the Property; or (iii) prevent the migration of any Hazardous Materials on, under, or from any other property to the Property;

(d) Environmental Enforcement Actions. Comply with, settle, or otherwise satisfy any Environmental Enforcement Action instituted by a governmental authority including, but not limited to, the payment of any fines or penalties imposed by any governmental authority and the payment of all amounts required to remove any lien or threat of lien on or affecting the Property; provided, however, that the Agent shall not be permitted to take any such action so long as (i) the Borrower, or any other Indemnitor, is exercising its rights under Section 6 of this Agreement, and (ii) no Event of Default has occurred and is continuing; and

(e) General. Comply with or otherwise satisfy any Environmental Legal Requirement and correct or abate any environmental condition on, or which threatens, the Property and which could cause material damage or injury to the Property or to any person; provided, however, that the Agent shall not be permitted to take any such action so long as (i) the Borrower, or any other Indemnitor, is exercising its rights under Section 6 of this Agreement, and (ii) no Event of Default has occurred and is continuing.

4.2 Recovery of Costs. Any amounts paid or advanced by Agent or any Lender and all costs and expenditures incurred in connection with any action taken pursuant to the terms of this Agreement, including but not limited to reasonable environmental consultants’ and experts’ fees and expenses, reasonable attorneys’ fees and expenses, court costs and all costs of assessment monitoring clean-up, containment, remediation, removal and restoration, with interest thereon at the Default Rate, shall be an obligation of Indemnitors to Agent payable within thirty (30) days after demand and, to the extent not prohibited by law, and so long as the Borrower’s Obligations and the Guaranteed Obligations are outstanding, shall be added to the obligations secured by the Security Documents when paid by Agent or any Lender and shall be secured by the lien on the Collateral and the other Security Documents as fully and as effectively and with the same priority as every other obligation secured thereby.

4.3 Agent and the Lenders Not Responsible. The exercise by Agent or any Lender of any one or more of the rights and remedies set forth in this Section 4 shall not operate or be deemed (i) to place upon Agent or any Lender any responsibility for the operation, control, care, service, management, maintenance or repair of the Property, or (ii) make Agent or any Lender the “owner” or “operator” of the Property or a “responsible party” within the meaning of any of the Environmental Legal Requirements.

4.4 Agent’s and the Lenders’ Subrogation. Furthermore, Agent and/or any Lender by making any such payment or incurring any such costs shall be subrogated to all rights of each of Indemnitors or any other occupant of the Property to seek reimbursement from any other person including, without limitation, any predecessor, owner or occupant of the Property who may be a “responsible party” under any of the Environmental Legal Requirements in connection with the presence of Hazardous Materials on or under or which emanated from, the Property.

4.5 Agent/Lender May Stop. Without limiting the generality of the other provisions of this Agreement, any partial exercise by Agent or any Lender of any one or more rights and remedies set forth in this Section 4 including, without limitation, any partial undertaking on the part of Agent or any Lender to cure any failure by any of the Indemnitors, or of the Property, or any other occupant, prior occupant or prior owner thereof, to comply with any of the Environmental Legal Requirements shall not obligate Agent or any Lender to complete such actions taken or require Agent or any Lender to expend further sums to cure such non-compliance.

5. Indemnification. At all times, both before and after the repayment of the Loan (but subject to Section 19) Indemnitors hereby jointly and severally agree that they shall at their sole cost and expense indemnify, defend, exonerate, protect and save harmless each Indemnified Party against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgment, suits, proceedings, costs, disbursements or expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys’ and experts’ fees and disbursements, which may at any time be imposed upon, incurred by or asserted or awarded against any Indemnified Party (collectively, “Losses”) and arising from or out of:

5.1 Hazardous Materials. Any Hazardous Materials on, in, under, affecting or emanating from all or any portion of the Property on or before the date hereof, or which may hereafter affect all or any portion of the Property, whenever discovered;

5.2 Environmental Legal Requirements. The violation of any Environmental Legal Requirement by any Indemnitor, or with respect to the Property, existing on or before the date hereof or which may so exist in the future, whenever discovered;

5.3 Breach of Warranty, Representation or Covenant. Any breach of warranty or representation or covenant made by any Indemnitor under or pursuant to this Agreement; and

5.4 General. The enforcement of this Agreement or the assertion by any Indemnitor of any defense to the obligations of any Indemnitor hereunder, whether any of such matters arise before or after foreclosure of the Mortgage or other taking of title to or possession of all or any portion of the Property (and in the case of the Individual Property known as Fieldstone Market Place and located at 500/900 Kings Highway, New Bedford, MA (the “Fieldstone Property”) the foreclosure of the pledge of the equity interests in the owner of the Fieldstone Property (the “Fieldstone Pledge”) or other taking of ownership of such equity interests or of title to the Fieldstone Property) by Agent or any other Indemnified Party, and specifically including therein, without limitation, the following: (i) reasonable out-of-pocket costs incurred for any of the matters set forth in Section 4 of this Agreement; and (ii) reasonable out-of-pocket costs and expenses incurred in ascertaining the existence or extent of any asserted violation of any Environmental Legal Requirements relating to the Property and any remedial action taken on account thereof including, without limitation, the reasonable costs, fees and expenses of engineers, geologists, chemists, other scientists, attorneys, surveyors, and other professionals, or testing and analyses performed in connection therewith.

5.5 Limitation. Notwithstanding the foregoing provisions of this Section 5, the obligation of the Indemnitors to indemnify, defend, exonerate, protect and save harmless each Indemnified Party, as more particularly set forth herein, shall not be applicable to any damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind which (i) are a direct result of the willful misconduct or gross negligence of any Indemnified Party, or (ii) first arise after a transfer of the applicable Property resulting from a foreclosure of the Mortgage, exercise of a power of sale or deed-in-lieu of foreclosure or any other transfer permitted under the Loan Documents (and in the case of the Fieldstone Property, a transfer of the equity interest in the owner thereof pursuant to a foreclosure of the Fieldstone Pledge or assignment in lieu thereof or the exercise by Agent of any control rights under the Loan Documents over the owner of the Fieldstone Property or the transfer of title to the Fieldstone Property in lieu of such equity foreclosure or any other transfer of such equity interests or Individual Property permitted under the Loan Documents). In addition, the Indemnitors shall have no liability hereunder for any diminution in value of the Property or for any special, indirect, consequential or punitive damages, as opposed to direct or actual damages, except to the extent actually payable by an Indemnified Party to a third party.

6. Right to Contest. Borrower, or any other Indemnitor, may contest in good faith any claim, demand, levy or assessment under any Environmental Legal Requirements, including, but not limited to, any claim with respect to Hazardous Materials, by any person or entity if:

6.1 Material Question in Good Faith. The contest is based upon a material question of law or fact raised by Borrower or such other Indemnitor in good faith;

6.2 Diligent Pursuit. Borrower or such other Indemnitor properly commences and thereafter diligently pursues the contest;

6.3 No Impairment. The contest will not materially impair the taking of any required remedial action with respect to such claim, demand, levy or assessment;

6.4 Adequate Resources. Borrower, or such other Indemnitor, demonstrates to Agent’s reasonable satisfaction that Borrower, or such other Indemnitor, has the financial capability to undertake and pay for such contest and any remedial action then or thereafter necessary;

6.5 No Event of Default. No Event of Default exists under the Loan Documents.

7. Waivers. Until the full satisfaction of the Obligations and full satisfaction of the Guaranteed Obligations, Indemnitors each hereby waive and relinquish to the fullest extent now or hereafter not prohibited by applicable law:

7.1 Suretyship Defenses. All suretyship defenses and defenses in the nature thereof;

7.2 Marshalling. Any right or claim of right to cause a marshalling of any Indemnitor’s assets or to cause Agent to proceed against any of the Collateral for the Loan before proceeding under this Agreement against any Indemnitor, or to require Agent to proceed against Indemnitors in any particular order;

7.3 Contribution. All rights and remedies against any other Indemnitor, including, but not limited to, any rights of subrogation, contribution, reimbursement, exoneration or indemnification pursuant to any express or implied agreement, or now or hereafter accorded by applicable law to indemnitors, guarantors, sureties or accommodation parties; provided, however, unless Agent otherwise expressly agrees in writing, such waiver by any particular Indemnitor shall not be effective to the extent that by virtue thereof such Indemnitor’s liability under this Indemnity Agreement or under any other Loan Document is rendered invalid, voidable, or unenforceable under any applicable state or federal law dealing with the recovery or avoidance of so-called preferences or fraudulent transfers or conveyances or otherwise;

7.4 Notice. Notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of nonpayment, nonperformance, nonobservance or default or other proof or notice of demand whereby to charge Indemnitors therefor;

7.5 Statute of Limitations. The pleading of any statute of limitations as a defense to such Indemnitor’s obligations hereunder; and

7.6 Jury Trial. The right to a trial by jury in any matter related to this Environmental Indemnity Agreement.

EACH INDEMNITOR, AGENT AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTIES; THIS WAIVER BEING A MATERIAL INDUCEMENT FOR AGENT AND THE LENDERS TO ACCEPT THIS AGREEMENT AND TO MAKE THE LOAN;

8. Cumulative Rights. Agent’s rights under this Agreement shall be in addition to and not in limitation of all of the rights and remedies of Agent under the other Loan Documents. All rights and remedies of Agent shall be cumulative and may be exercised in such manner and combination as Agent may determine.

9. No Impairment. The liability of Indemnitors hereunder shall in no way be limited or impaired by, and each Indemnitor hereby consents to, any amendment or modification of the provisions of the Loan Documents to or with Agent and the Lenders by Borrower or any Indemnitor. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by:

9.1 Extensions. Any extensions of time for performance required by any of the Loan Documents;

9.2 Amendments. Any amendment to or modification of any of the Loan Documents;

9.3 Transfer. Any sale or assignment of the Loan, or any sale, assignment or foreclosure of the Mortgage (except as otherwise expressly set forth in Section 5.5 above), or any sale or transfer of all or part of the Property;

9.4 Exculpatory Language. Any exculpatory, or nonrecourse, or limited recourse, provision in any of the Loan Documents limiting Agent’s or any Lenders’ recourse to the Property encumbered by the Security Documents or to any other property or limiting Agent’s or any Lenders’ rights to a deficiency judgment against Borrower or any other party;

9.5 Inaccuracies. The accuracy or inaccuracy of any of the representations or warranties made by or on behalf of any Indemnitor under the Loan Documents or otherwise;

9.6 Release. The release of any Indemnitor, or of any other person or entity, from performance or observance of any of the agreements, covenants, terms or conditions contained in this Agreement or any of the other Loan Documents by operation of law, Agent’s or any Lenders’ voluntary act, or otherwise;

9.7 Bankruptcy or Reorganization. The filing of any bankruptcy or reorganization proceeding by or against any Indemnitor, any general partner or owner of any Indemnitor, or any subsequent owner of the Property;

9.8 Substitution. The release or substitution in whole or part of any collateral or security for the Loan;

9.9 Failure To Perfect. Agent’s failure to record any Security Document or file any UCC financing statements (or Agent’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure, or insure any security interest or lien given as security for the Loan; or

9.10 Invalidity. The invalidity or unenforceability of all or any portion of any of the Loan Documents as to any Indemnitor or to any other person or entity.

Any of the foregoing may be accomplished with or without notice to Borrower or any Indemnitor (except as otherwise required pursuant to the terms and conditions of the Loan Agreement) or with or without consideration.

10. Delay Not Waiver. No delay on Agent’s part in exercising any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver of any such privilege, power or right. No waiver by Agent in any instance shall constitute a waiver in any other instance.

11. Warranties and Representations. To Indemnitor’s Knowledge, except to the extent (i) the failure of the following to be true would not reasonably be expected to have a Material Adverse Effect or (ii) disclosed in an Environmental Report or otherwise disclosed in writing to Administrative Agent prior to the Closing Date, the Indemnitors each represent and warrant to Agent that as of the date hereof:

11.1 No Hazardous Materials at Property. No Hazardous Materials have been or are currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from the Property in violation of applicable Environmental Legal Requirements, whether or not in reportable quantities, or in any manner introduced onto the Property including without limitation any septic, sewage or other waste disposal systems servicing the Property, in each case, which have not been fully remediated in accordance with Environmental Legal Requirements (to the extent such remediation is required pursuant to applicable Environmental Legal Requirements);

11.2 No Violations Claimed Regarding Property or Indemnitors. None of the Indemnitors has received any written notice from the Environmental Protection Agency of any state in which any Property is located, the United States Environmental Protection Agency or any other governmental authority claiming that (i) the Property or any use thereof violates any of the Environmental Legal Requirements or (ii) any of the Indemnitors or any of their respective employees or agents have violated any of the Environmental Legal Requirements with respect to the Property or any Surrounding Property;

11.3 No Liability to Governmental Authorities. None of the Indemnitors has received any written notice from any Governmental Authority that any Indemnitor has incurred any material liability to the state where any Property is located, the United States of America or any other governmental authority under any of the Environmental Legal Requirements;

11.4 No Lien on Property. No lien against the Property has arisen under or related to any of the Environmental Legal Requirements;

11.5 No Enforcement Actions. There are no Environmental Enforcement Actions pending, or to Indemnitors’ actual Knowledge, threatened in writing;

11.6 No Knowledge of Hazardous Materials at Surrounding Property. None of the Indemnitors has any Knowledge that any Hazardous Materials have been or are currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from the Surrounding Property in violation of any of the Environmental Legal Requirements;

11.7 No Knowledge of Violations Regarding Surrounding Property. None of the Indemnitors has any Knowledge of any action or order instituted or threatened by any person or governmental authority arising out of or in connection with the Environmental Legal Requirements involving the assessment, monitoring, cleanup, containment, remediation or removal of or damages caused or alleged to be caused by any Hazardous Materials generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any Surrounding Property;

11.8 No Underground Storage Tanks. There are no underground storage tanks on or under the Property, except those that are in material compliance with all applicable Environmental Legal Requirements;

11.9 No Dangerous Conditions. No environmental condition exists on the Property which could cause any damage or injury to the Property or to any person;

11.10 Valid and Binding. This Agreement constitutes the legal, valid and binding obligation of each of the Indemnitors in accordance with the respective terms hereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors, and with respect to the availability of the remedy of specific enforcement subject to the discretion of the court before which proceedings therefor may be brought;

11.11 Entity Matters. That each Indemnitor is a duly organized validly existing entity in good standing under the laws of its organization and has all requisite power and authority to conduct its business and to own its properties as now conducted or owned;

11.12 No Violations. To the Knowledge of the Indemnitors, the performance of the obligations evidenced hereby will not constitute a violation of any law, order, regulation, contract, organizational document or agreement to which the Indemnitors or any of them is a party or by which any one or more of them or their property is or may be bound;

11.13 No Litigation. There is no material litigation or administrative proceeding now pending or threatened in writing against the Indemnitors or any of them which if adversely decided would reasonably be expected to materially impair the ability of the Indemnitors to pay or perform their obligations hereunder; and

11.14 Material Economic Benefit. The granting of the Loan to Borrower will constitute a material economic benefit to each Indemnitor.

12. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Each of the counterparts shall constitute but one in the same instrument and shall be binding upon each of the parties individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the Indemnitors hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts.

13. Notices. Any notice or other communication in connection with this Agreement shall be given in accordance with Section 15.1 of the Loan Agreement, and in the case of Indemnitors other than Borrower, at their respective notice addresses set forth in the Guaranty.

14. No Oral Change. No provision of this Agreement may be changed, waived, discharged, or terminated orally by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver or discharge or termination is sought.

15. Parties Bound; Benefit. This Agreement shall be binding upon the Indemnitors and their respective successors, assigns, heirs and personal representatives and shall be for the benefit of Agent and the Lenders, and of any subsequent holder of the Loan as permitted under the Loan Agreement. In the event the Loan is sold or transferred as permitted under the Loan Agreement, then the liability of the Indemnitors to Agent and the Lenders shall then be in favor of both Agent and the Lenders originally named herein and each subsequent holder of the Loan or any portion thereof.

16. Joint and Several. The obligations of each of the Indemnitors and their respective successors, assigns, heirs and personal representatives shall be joint and several.

17. Partial Invalidity. Each of the provisions hereof shall be enforceable against each Indemnitor to the fullest extent now or hereafter permitted by law. The invalidity or unenforceability of any provision hereof shall not limit the validity or enforceability of each other provision hereof.

18. Governing Law and Consent to Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by and construed and enforced, with respect to each Property, in accordance with the laws of the State of New York without giving effect to its principles of conflicts of law, and insofar as Environmental Legal Requirements are concerned, in accordance with applicable federal law as well; provided, however, insofar as formation of the parties hereunder requires the law of the jurisdiction of the state of formation to apply with respect to matters of authorization to enter into the transaction contemplated by this Agreement, such state law shall govern. The parties further agree that Agent may enforce its rights under this Agreement and the other Loan Documents including, but not limited to, the rights to sue any Indemnitor in accordance with applicable law.

Each party hereto irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York located in New York County or any Federal Court located within the Southern District of the State of New York, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such Federal Court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

19. Right of Indemnitors to Terminate Obligations. Indemnitors shall have the right to terminate their continuing liability hereunder, either generally or as to one or more Individual Properties, upon fulfillment of each of the following conditions to the reasonable satisfaction of Agent:

19.1 Except if Section 19.4(ii) or Section 19.4(iii) below is applicable, Agent and all Lenders shall have received repayment and satisfaction of the Obligations in full.

19.2 The Indemnitors shall have delivered to Agent and the Lenders an environmental report with respect to the applicable Individual Property reasonably satisfactory to Agent, prepared by an environmental engineering firm reasonably acceptable to Agent, which such report does not disclose the existence of any violation of any Environmental Legal Requirements applicable to such Individual Property, or the lawful assertion by any governmental authority or third party of any violation of any Environmental Legal Requirements which has not been cured, on or with respect to such Individual Property, and which report shall be dated, or last updated, as of date which is not more than forty-five (45) days prior to the Trigger Date (as defined below) (provided that if Borrower has transferred the Property to a third party as of the Trigger Date, such report shall be dated, or last updated, no earlier than forty-five (45) days prior to the date on which Borrower transfers the Property to such third party).

19.3 No Environmental Enforcement Action or liability with respect to any Hazardous Materials shall be pending or threatened in writing with respect to the applicable Individual Property.

19.4 At least twenty-four (24) months (such twenty-four (24) month period, the “Sunset Period”) have passed since the earlier of (i) the date the principal, interest and fees due Agent and the Lenders in respect of the Loan were paid in full, (ii) the applicable Individual Property or the equity interests in the owner thereof is sold or otherwise conveyed by an Indemnitor to an unrelated third party or the applicable Mortgage is discharged pursuant to the terms of the Loan Agreement (or in the case of the Fieldstone Property, the Fieldstone Pledge is discharged pursuant to the terms of the Loan Agreement), or (iii) transfer of title to the applicable Individual Property following foreclosure of the applicable Mortgage or acceptance of a deed in lieu of such foreclosure (or in the case of the Fieldstone Property, transfer of the ownership of the equity interests in the owner of the Fieldstone Property by foreclosure of the Fieldstone Pledge or by assignment in lieu thereof, or by transfer of title to the Fieldstone Property in lieu of such equity foreclosure), in each case described in the foregoing subsections (i)-(iii), without the Agent, any Lender or any Affiliate of either taking actual or constructive possession of the applicable Individual Property through appointment of a receiver or any other exercise of Agent’s or Lenders’ rights and remedies following an Event of Default under the Loan Documents. The date on which the event described in clause (i), (ii) or (iii) of the immediately preceding sentence, as applicable, occurs is referred to herein as the “Trigger Date”.

19.5 No change shall have occurred in applicable Environmental Legal Requirements or in any official interpretation thereof (including governmental, judicial, or administrative) which would reasonably be expected to result in any Indemnified Party being held responsible for causing the Property to be in compliance with Environmental Legal Requirements due to specific environmental matters with respect to the applicable Individual Property.

Such termination of Indemnitors’ liability hereunder shall become effective (a) if the Trigger Date is determined as such date set forth in Section 19.4(i) or 19.4(ii), automatically upon the expiration of the Sunset Period unless Agent provides written notice to Borrower prior thereto of its reasonable, good faith determination that any of the foregoing conditions are not satisfied, which notice shall set forth in reasonable detail the basis of Agent’s determination, it being agreed that any environmental report delivered to Agent (including, without limitation, if the Trigger Date is determined as such date set forth in Section 19.4(iii) shall be deemed to satisfy the requirements of Section 19.2 unless Agent delivers to Borrower, within thirty (30) days after Agent’s receipt thereof, notice that it does not satisfy such requirements, which notice shall set forth in reasonable detail the basis of Agent’s determination, and (b) if the Trigger Date is determined as such date set forth in Section 19.4(iii)), upon the delivery by Agent to the Indemnitors of a specific written acknowledgment (or deemed acknowledgement pursuant to the terms hereinbelow) of the satisfaction of the foregoing conditions and the termination of such obligations, which Agent agrees to promptly provide after request by any Indemnitor, unless Agent makes the reasonable, good faith determination that the conditions to such termination have not been satisfied, in which case Agent shall promptly notify Indemnitors that such conditions have not been satisfied, which notice shall set forth in reasonable detail the basis of Agent’s determination; provided, that (i) in the case of clause (a) above, the foregoing conditions shall be deemed satisfied and the Indemnitors’ obligations hereunder shall be deemed terminated if Agent fails to provide such written acknowledgement within thirty (30) days after request by Borrower, and (ii) in the case of clauses (a) and (b) above, Indemnitors shall have the right in any action brought by any party hereto relating to this Environmental Indemnity Agreement, to contend that the foregoing conditions were in fact satisfied, and if the applicable court rules in Indemnitor’s favor, Indemnitors’ liability hereunder shall be deemed to have terminated as of the date of the expiration of the Sunset Period with respect to the applicable Individual Property.

For the avoidance of doubt, in the event that the Indemnitors shall satisfy the conditions of this Section 19 with respect to any one or more, but less than all, of the Individual Properties, then the continuing liability of Indemnitors hereunder shall terminate with respect to all Individual Properties with respect to which such conditions have been satisfied, and shall remain in effect with respect to each Individual Property for which such conditions shall not have been satisfied, and shall thereafter terminate with respect to additional Individual Properties if and when such conditions are satisfied with respect to the applicable Individual Properties.

20. Survival. Except as set forth in Section 19 of this Agreement, the provisions of this Agreement shall continue in effect and shall survive (among other events) any payment and satisfaction of the Loan and the Obligations, any termination or discharge of the security documents granted to the Agent on the Property, foreclosure, a deed-in-lieu transaction, or release of the Property.

21. Counterparts. Delivery of executed counterparts of this Agreement by telecopy or other electronic means shall be effective as an original.

22. Limitation. Notwithstanding anything herein or in any other Loan Document to the contrary, by its acceptance of this Environmental Indemnity Agreement, Agent for itself and on behalf of the Lenders, agrees that upon the occurrence of an Event of Default, Agent shall use reasonable efforts to pursue its rights and remedies against the other Indemnitors and/or the Collateral prior to exercising its rights and remedies hereunder against WHLR, provided, however that such agreement to first exercise rights and remedies with respect to the other Indemnitors, and/or the Collateral, shall be null and void if (i) there is any bankruptcy or similar filing by any of the other Indemnitors, (ii) any of the other Indemnitors shall bring any other legal action which seeks to prevent or interfere with the exercise of the rights and remedies under the Loan Documents by Agent, or (iii) any action or claim is filed by any third party that challenges the validity or enforceability of the Loan Documents or the liens and rights and remedies of the Agent thereunder with respect to the other Indemnitors and/or the Collateral.

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Witness the execution and delivery hereof as an instrument under seal as of the date first above written.

INDEMNITORS:

CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership

By:	Cedar Realty Trust, Inc., a Maryland corporation, its general partner

	By:	/s/ Jennifer Bitterman
	Name:	Jennifer Bitterman
	Title:	Chief Financial Officer

CEDAR REALTY TRUST, INC., a Maryland corporation

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Chief Financial Officer

WHEELER REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation

By:	/s/ M. Andrew Franklin
Name:	M. Andrew Franklin
Title:	Chief Executive Officer and President

CEDAR-SOUTH PHILADELPHIA I, LLC,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

CEDAR BRICKYARD, LLC,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

CEDAR-FAIRVIEW COMMONS, LLC,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

CEDAR-BRISTOL, LLC,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

CEDAR- PC PLAZA, LLC,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

Washington Center L.L.C. 1,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

Cedar-Timpany, LLC,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

COLISEUM FF, LLC,
a Virginia limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

CEDAR-KINGS, LLC,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

CEDAR-TREXLER, LLC,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

PINE GROVE PLAZA ASSOCIATES, LLC,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

CEDAR SOUTHINGTON PLAZA, LLC,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

GOLD STAR PLAZA ASSOCIATES,
a Pennsylvania limited partnership

By:	Gold Star Realty, Inc., a Pennsylvania corporation, its general partner

	By:	/s/ Jennifer Bitterman
	Name:	Jennifer Bitterman
	Title:	Authorized Signatory

CEDAR HAMBURG, LLC,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

CEDAR GOLDEN TRIANGLE, LLC,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

CEDAR 2129 OREGON AVENUE, LLC,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

CEDAR PCP-SAN SOUCI, LLC,
a Delaware limited liability company

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory

CEDAR-FIELDSTONE MARKETPLACE, LP,
a Delaware limited partnership

By:	Cedar-Fieldstone SPE, LLC,
a Delaware limited liability company,
its general partner

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Authorized Signatory